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                                                      Filed Pursuant to
                                                      Rule 424(b)(3)
                                                      Registration No. 33-63068

          Addendum dated December 3, 1997 to Specialty Retail Group, Inc. Prospectus dated May 19, 1993 (Registration No. 33-88424)
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          Cover Page

          The name of the Company is Specialty Retail Group, Inc.

          Page 1

          Available Information. The Common Shares are traded in the over-the-counter market and quoted on the OTC Bulletin Board.

          The Company. The Company's executive office is located at 477 Madison Avenue, 14th Floor, New York, New York 10022. Its telephone number is
          (212) 872-9684.

          Page 9

          Resales of Common Shares. The second paragraph is amended to include the following sentence at the end thereof: "Insiders should also consult with counsel prior to accepting an option granted under the Plan."

          Page 10

          Certain Federal Income Taxes. The third paragraph of this section is deleted.